Exhibit 10.24

ENDEAVOR GROUP, LLC
151 Rowayton Avenue, Suite
100 Rowayton, CT 06853

Private and Confidential

November 8, 2011
Mr. Paul Roman
Dine Wise Inc.
500 Bi-County Blvd., Suite 400
Farmingdale, NY. 11735-3940

Dear Mr. Roman:

We are pleased that DineWise Inc. (OTC.PK) (DWIS.PK), a publicly traded Corporation, and its subsidiaries and affiliates ("DineWise") or the ("Company") has decided to retain Endeavor Group LLC, a Connecticut Limited Liability Corporation ("Endeavor") to provide general financial advisory and M&A advisory services to the Company as set forth herein. This letter agreement ("Agreement") will confirm Endeavor's acceptance of such retention and set forth the terms of our engagement.

1.    Retention. The Company hereby retains Endeavor as its non-exclusive financial advisor and to provide the agreed upon general financial advisory and investment banking advisory services set forth below, and Endeavor accepts such retention on the terms and conditions set forth in this Agreement. In such capacity, Endeavor shall provide to the Company:

(a)  the following advisory services: (i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company; (ii) advise the Company on matters relating to its capitalization; (iii) evaluate alternative financing structures and arrangements; (iv) assist the Company in developing appropriate acquisition criteria and identifying target industries; (v) assist the Company in evaluating and make recommendations concerning the relationships among the Company's various lines of business and potential areas for business growth; and (vi) provide such other financial advisory and investment banking services upon which the parties may mutually agree (all of the foregoing referred to herein as "Advisory Services").
(b)  the following investment banking advisory services: (i) introduce the Company to merger, and/or acquisition candidates; and/or (ii) introduce the Company to a variety of financing sources (all of the foregoing referred to herein as "Investment Banking Advisory Services").

Nothing contained herein, however, constitutes a commitment on the part of Endeavor to provide any Investment Banking Services or that Endeavor will be successful in arranging any Financing (as hereinafter defined) or any introduction that shall result in a completed merger or acquisition. It is understood that Endeavor is not working in the capacity of a direct investor, investment banker, or a placement agent.

2.  Information. In connection with Endeavor's activities hereunder, the Company will cooperate with Endeavor on a commercially reasonable basis and furnish Endeavor upon request with all necessary information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "Information") which the parties agree are appropriate and will provide Endeavor with commercially reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Endeavor that all Information made available to Endeavor hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Endeavor will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Endeavor: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Unless otherwise required by law, any advice rendered by Endeavor pursuant to this Agreement may not be disclosed publicly without Endeavor's prior written consent. Endeavor hereby acknowledges that certain of the Information received by Endeavor may be confidential and/or proprietary, including Information with respect to the Company's technologies, products, business plans, marketing, and other Information which must be maintained by Endeavor as confidential. Endeavor agrees that it will not disclose such confidential and/or proprietary Information to any person without the prior written consent of the Company, and further agrees not to use the Information in any manner whatsoever, except as required to carry-out its obligations under this Agreement. The term "confidential Information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the undersigned or its Representatives in violation of this Agreement, (ii) was or becomes available to the undersigned on a non-confidential basis from a source other than the Company or its Representatives provided that such source is not known to he undersigned to be bound by a confidentiality agreement with the Company, or otherwise prohibited from transmitting the information to the undersigned by a contractual, legal or fiduciary obligation or (iii) was within the undersigned's possession prior to its being furnished by or on behalf of the Company.

3.  Compensation. As consideration for Endeavor's services rendered for a period of twelve (12) months Endeavor shall be entitled to receive, and the Company agrees to pay Endeavor, the following compensation:

(a)
In partial consideration for all Advisory Services to be rendered under the terms of this Agreement, the Company shall issue to Endeavor Group LLC one million four hundred thousand (1,400,000) shares of Dinewise, Inc. common stock (the Advisory Shares) upon the execution of the agreement. The Advisory Shares are to be issued as compensation for consulting activities such as introductions to M&A candidates, brokerage firms, investment funds, investment advisors, non-deal road shows, as well as, other general consulting services. Shares will be deemed earned and non-cancellable upon delivery. The Advisory Shares will have no demand registration rights but will have unlimited piggy-back registration rights.

(b)
In addition the "Company" agrees to pay Endeavor Group LLC_one hundred and eighty thousand dollars ($180,000.00) in twelve consecututive payments of fifteen thousand dollars ($15,000.00) to be delivered via wire tranfer to Endeavor the first day of each month. Endeavor agrees to defer payments until the company obtains funding as a direct result of Endeavor's introductions only (debt, equity, bridge, convertible prefereed, or otherwise), and not by funds raised by the Company or any other introductions. Accrued payments and will be retroactivre from the date of the execution of the agreement. Accrued payments will be paid in full and represented in the (Uses and Sources) of any funding related to Endeavor introductions subsequent to the execution of the agreement and will be distributed directly to Endeavor via wire transfer at the closing of the financing.

4.  Expenses. In addition to payment to Endeavor of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Endeavor for all reasonable expenses (including, without limitation, all travel and other out-of-pocket expenses) approved in advance by the Company and incurred by Endeavor in connection with its engagement hereunder. Endeavor will provide the Company an invoice and copies of receipts pursuant to its expenses and such expenses shall not exceed $500.00 during any one (1) month period during the term of this Agreement without prior written authorization of the Company.

5.  Indemnification. The Company and Endeavor agree to indemnify each other in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the "Indemnification Provisions"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6.  Other Activities. The Company acknowledges that Endeavor has been, and may in the future be, engaged to provide services as an advisor for an underwriter, placement agent, advisors and investment banker to other companies that may be in the industry in which the Company is involved. Subject to the confidentiality provisions of Endeavor contained in this agreement hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Endeavor or of any member, manager, officer, employee, agent or representative of Endeavor, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Endeavor to render services of any kind to any other corporation, firm, individual or association. Endeavor may, but shall not be required to, present opportunities to the Company. Endeavor is not being retained to provide any market making activities, underwritings, or any other financings. Endeavor is acting strictly as an advisor. The "Company acknowledges that "Endeavor" is not a Registered Broker Dealer.

7.    Termination; Survival of Provisions. Either Endeavor or The Company may terminate this Agreement at any time upon 30 days' prior written notice to the other party after the one month anniversary of this Agreement. In the event of such termination, the Company shall pay and deliver to Endeavor, as a result of Endeavor funding introductions only: (i) all compensation earned through the date of such termination ("Termination Date") pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by Endeavor after the Termination Date pursuant to Section 3 hereof, and shall reimburse Endeavor for alLexpenses incurred by Endeavor in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Endeavor pursuant to the immediately preceding sentence shall be paid to Endeavor from the proceeds of any funding directly the result of Endeavor's introductions (in the event such fees and reimbursements are earned or owed as of the Termination Date). Notwithstanding anything expressed or implied herein to the contrary: (i) any Agency Agreement entered into between Endeavor and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 7, 8, 9, 10,14 and 16 shall survive the termination of this Agreement.

8.     Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Endeavor, to Endeavor Group LLC, 151 Rowayton Avenue Suite 100, Rowayton Connecticut, 06853 Attention: David M. Fresne, President/CEO, Fax No. (646) 349-2527 and if to the Company, to the following address, 500 Bi-County Blvd, Suite 400, Farmingdale, NY 117353940, Attention Paul Roman, Fax No. (631) 694-8493. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

9.     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. This agreement, in part, was negotiated within the State of New York. As a material inducement for Endeavor to enter into this Agreement, the Company irrevocably submits to the exclusive jurisdiction of a court of competent jurisdiction located in the State and City of New York, Borough of Manhattan for purposes of any suit, action, or other proceedings arising from this Agreement.

10.    Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

11.    Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

12.    Successors and Assigns. The benefits of this Agreement shall insure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Endeavor nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

13.    No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Endeavor is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's stockholders or creditors or any other person by virtue of this Agreement or the retention of Endeavor hereunder, all of which are hereby expressly waived.

14.    Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

15.    Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

16.   CONFIDENTIALITY AND NON-CIRCUMVENTION CLAUSE

For a period of eighteen (18) months, DineWise (DWIS.PK) will hold confidential and not disclose to any third party without Endeavor Group LLC's prior written consent, information furnished to DineWise (DWIS.PK) by Endeavor Group LLC and designated by Endeavor Group LLC at the time of disclosure, as "Confidential."

All written confidential information must be prominently marked "Confidential. Any orally or pictorially disclosed confidential information, unless otherwise disclosed in writing, must within 30 days of the time of disclosure be summarized in written form, marked "Confidential," and delivered to the receiving Party. Any "Confidential" information disclosed by a party shall remain the sole and exclusive property of the disclosing Party. For a period of eighteen (18) months after termination of this agreement, each Party hereby agrees that they shall not attempt to make any contact with, or be otherwise involved-directly or indirectly-in any discussions and / or transactions with any entity, corporation, company, individual or group introduced by the other Party without the introducing Party's written permission.

[Signature Page Follows]

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below along.

Very truly yours,

ENDEAVOR GROUP LLC

By: /s/ David M. Fresne
David M. Fresne
President & CEO

Agreed to and accepted this 8  day of November 2011

DineWise Inc.

By: /s/ Paul Roman
Paul Roman
President & CEO

Exhibit A
INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company and Endeavor each agree to indemnify and hold each other harmless (the "Indemnified Parties" (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation attorneys' fees) relating to or arising out of their respective violations of law and/or other wrongful acts or omissions in connection with this Agreement.

These indemnification provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Endeavor and the Company's present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the parties may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the indemnifying party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against any Indemnified Party made with the indemnifying party's written consent. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Neither termination nor completion of the Agreement shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Company and Endeavor and their successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

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